Exhibit 4.3

NOBLE ENVIRONMENTAL POWER, LLC
RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) is entered into as of August 15, 2008, by and between Noble Environmental Power, LLC, a Delaware limited liability company (the “Company”), and                      (“Holder”).

WHEREAS, on the applicable date set forth on Exhibit A, Holder purchased from the Company Common Units (as defined in the LLC Agreement and referred to herein as the “Units”);

WHEREAS, the Units were governed by certain Subscription Agreements by and between the Company and Holder, the Fifth Amended and Restated Limited Liability Company Operating Agreement of the Company, as amended from time to time (the “LLC Agreement”), and the Amended and Restated Members’ Agreement of the Company, dated December 21, 2007, as amended from time to time (the “Members’ Agreement”);

WHEREAS, in connection with a Qualified IPO (as defined in the LLC Agreement), the Units shall be converted into shares of common stock of Noble Environmental Power, Inc. (the “Common Stock”), which entity will be the successor to the Company, and into the type of Common Stock set forth on Exhibit A (collectively referred to as the “Restricted Shares”);

WHEREAS, pursuant to the terms of the LLC Agreement, the Board of Managers has approved this Agreement which will govern the Restricted Shares following a Qualified IPO; and

WHEREAS, the Company and Holder wish to enter into this Agreement which will govern and set forth the terms of the Restricted Shares.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, including the conversion of the Series A Performance Shares and the Series B Performance Shares, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:

ARTICLE I.

GENERAL

1.1                                Effective Date. The parties agree that the terms set forth in this Agreement shall become effective on the date of the first Qualified IPO (the “Effective Date”) and shall not become effective if the Qualified IPO does not occur; provided that Section 2.6(c) shall apply to the Holder on the date first set forth above.

1.2                                Restricted Shares. Holder is the holder of Restricted Shares. The Restricted Shares shall be subject to the terms and conditions of this Agreement. The Restricted Shares shall be deemed to include associated Dividends (as defined below).

1.3                                Ownership, Rights as a Shareholder and Custody. Holder is the owner of the Restricted Shares and has all the rights of a shareholder with respect thereto, including the right to vote such Restricted Shares and to receive all dividends or other distributions paid with respect to such Restricted Shares; provided, that, any such dividends and distributions, whether payable in cash or shares of Common

Stock, (the “Dividends”) shall be subject to the transfer restrictions set forth in Section 2.6(a) (the “Transfer Restrictions”), and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Dividends have been distributed and the Committee (as defined below) may impose additional resale or other conditions on the Restricted Shares as it may determined in its sole discretion. Accordingly, Holder shall only be entitled to receive such Dividends when the Restricted Shares (with respect to which such Dividends have been distributed) vest pursuant to Article II below. Such ownership of Restricted Shares and Dividends paid in the form of Common Stock shall be evidenced by book entries on the records of the Company. Unless provided otherwise pursuant to another agreement between the Holder and the Company or its successor, promptly following the vesting of Restricted Shares and the lapse of the Transfer Restrictions pursuant to this Agreement, shares evidencing such Restricted Shares and cash and/or stock, as applicable evidencing such Dividends shall be transferred into Holder’s brokerage account or participant trust maintained with the Company’s agent or, in the Company’s sole discretion, stock certificate(s) shall be issued and delivered to Holder (or his/her permitted transferees) by the Company with such legends as shall be determined by the Company.

ARTICLE II.

FORFEITURE, VESTING, NON-TRANSFERABILITY

2.1                                Forfeiture. Unless otherwise determined by the Committee, any Restricted Shares which have not vested as of the date Holder incurs a Termination of Employment (as defined below) shall automatically be forfeited by Holder on the date of such Termination of Employment without any additional consideration therefore and without any further action by the Company. The Committee in its discretion may accelerate the vesting of any Restricted Shares.

2.2                                Vesting of Series A Incentive Shares. The Series A Incentive Shares shall be fully vested on the Effective Date.

2.3                                Vesting of Series A Performance Shares. Subject to Holder not incurring a Termination of Employment prior to vesting, the Series A Performance Shares shall vest if the average closing price of the Common Stock over any sixty (60) day period following the Lockup Period Expiration Date (as defined below) and on or prior to the date five years following the Effective Date (the “Final Date”) implies a 200% return on the JPMP Holder’s Capital Contributions (as defined in the LLC Agreement) and at least a 30% IRR (as defined in the LLC Agreement) (collectively, the “Implied Return”) measured from the date of each Capital Contribution (as defined in the LLC Agreement) by the JPMP Holder (as defined in the LLC Agreement) was made until the date the average closing price of the Common Stock price over any such 60-day period achieves the Implied Return. The performance vesting provision in the previous sentence shall be referred to as the “Series A Performance Vesting Hurdle.”  In the event the Series A Performance Vesting Hurdle is not achieved prior to the Final Date, then the Series A Performance Shares shall be forfeited. Whether or not the Implied Return is achieved shall be determined by the Committee and the Implied Return may be achieved whether or not a JPMP Holder is a Company shareholder at the relevant time.

2.4                                Vesting of Series B Incentive Shares. The Series B Incentive Shares shall vest in accordance with the vesting schedule set forth on Exhibit A, as long as Holder does not incur a Termination of Employment prior to the applicable vesting date.

2.5                                Vesting of Series B Performance Shares. The Series B Performance Shares shall vest if the vesting provisions in Sections 2.5(a) and (b) are satisfied prior to the date Holder incurs a Termination of Employment.

(a)                                 Series B Performance Vesting. Subject to the vesting provisions in Section 2.5(b), the Series B Performance Shares shall vest if the average closing price of the Common Stock over any sixty (60) day period following the Lockup Period Expiration Date and on or prior to the Final Date implies the Implied Return measured from the date of each Capital Contribution (as defined in the LLC Agreement) by the JPMP Holder was made until the date the average closing price of the Common Stock price over any such 60-day period achieves the Implied Return. The performance vesting provision in the previous sentence shall be referred to as the “Series B Performance Vesting Hurdle.”  In the event the Series B Performance Vesting Hurdle is not achieved prior to the Final Date, then the Series B Performance Shares shall be forfeited. Whether or not the Implied Return is achieved shall be determined by the Committee and the Implied Return may be achieved whether or not a JPMP Holder is a Company shareholder at the relevant time.

(b)                                Series B Time Vesting. Subject to Section 2.5(a), the Series B Performance Shares shall become vested on the later of (A) the date the Series B Performance Vesting Hurdle is achieved, and (B) the date set forth on Exhibit A with respect to the applicable portion of such Series B Performance Shares. In no event shall the Series B Performance Shares vest pursuant to this Section 2.5(b) if the Series B Performance Vesting Hurdle is not achieved.

2.6                                Nontransferability.

(a)                                 General. Except as provided in Section 2.6(b), no right or interest of Holder in unvested Restricted Shares may be pledged, encumbered, or hypothecated to or in favor of any Person (as defined below) other than the Company, or shall be subject to any lien, obligation, or liability of Holder to any other Person other than the Company. No unvested Restricted Shares shall be assigned, transferred, or otherwise disposed of by Holder other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee.

(b)                                Permitted Assignees. Notwithstanding the Transfer Restrictions, to the extent and under such terms and conditions as determined by the Committee, Holder may assign or transfer the unvested Restricted Shares (each transferee thereof, a “Permitted Assignee”) (i) to Holder’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of Holder and/or one or more of the Persons referred to in clause (i), or (iii) to a partnership, limited liability company or corporation in which Holder or the persons referred to in clause (i) are the only partners, members or shareholders; provided, however, that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of this Agreement relating to the transferred Restricted Shares and shall execute an agreement satisfactory to the Company evidencing such obligations.

(c)                                 Lock-up Period. Executive hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with the Qualified IPO, Executive shall not sell or otherwise transfer any Restricted Shares during such period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company.

2.7                                Adjustment Upon Changes in Capitalization, Merger or Asset Sale.

(a)                                 Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Restricted Shares subject to this Agreement, shall be equitably adjusted, as determined by the Committee, for any change in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of the Common Stock, or any other change in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that a conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

Such adjustment, if any, shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Restricted Shares subject to this Agreement.

(b)                                Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Agreement shall be assumed by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation or a parent or subsidiary of the successor corporation refuses to assume the Agreement, the vesting and Transfer Restrictions set forth in this Agreement shall immediately lapse.

ARTICLE III.

REGISTRATION RIGHTS

If Holder is not an Investor, Holder shall be entitled to registration rights pursuant to this Article III as follows:

3.1                                Piggyback Registrations. If the Company proposes to register under the Securities Act any securities of the Company, whether or not for sale for its own account, on a form and in a manner which would permit registration of the Restricted Shares held by Holder for sale to the public under the Securities Act, the Company shall give written notice of the proposed registration to Holder not later than thirty (30) days prior to the filing thereof (for the avoidance of doubt, the “piggyback” registration rights set forth in this Section 3.1 shall only apply to the extent that the registration of the Company’s securities is in connection with a sale of the Company’s securities for cash solely for capital raising purposes, and not any other type of registration, including, without limitation, registrations relating to employee benefits plans or the issuance of the Company’s securities issued as consideration for acquisitions, business combinations, mergers or strategic alliances). Holder can make such a request by giving written notice to the Company within ten (10) Business Days after the receipt of the Company’s notice of the proposed registration; provided, however, that if the registration is an underwritten registration and the managing underwriter or underwriters thereof advise the Company that in its or their reasonable opinion the number of securities proposed to be sold in such registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering, including an impact on the selling price and other terms of such offering (an “Underwriter Cutback”), the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters can be sold without having a material adverse effect on the success of the offering (it being understood that the inclusion of any such additional Restricted Shares may be determined in and of itself to have a material adverse effect on the offering), as follows: first, the securities which the Company proposes to sell; second, the Registrable Stock (as defined in the Stockholders Agreement) of the Investors, pro rata among all such Investors on the basis of the relative percentage of Registrable Stock then held by all Investors who have requested that Registrable Stock owned by them be so included, in accordance with the terms of the Stockholders Agreement; third the Restricted Shares of all Holders, pro rata among all such Holders on the basis of the relative percentage of Restricted Shares then held by all Holders who have requested that Restricted Shares owned by them be so included (it being further agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation of the Holders) and fourth, the comparable securities of any Persons holding the Company’s securities eligible to participate in such offering, pro rata among all such Persons on the basis of the relative percentage of such securities then held by all such Persons who have requested that securities owned by them be so included. For purposes of any Underwriter Cutback pursuant to this Section 3.1, all Restricted Shares proposed to be sold by any Holder shall also include any Restricted Shares proposed to be sold by the partners or retired partners or Affiliates of such Holder, or the estates and family members of any such Holders or such partners or retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such Holders or such partners, retired partners, trusts or Affiliates, and such Holder and other Persons shall be deemed to be a single selling Holder, and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of Restricted Shares proposed to be sold by all entities and individuals included in such selling Holder, as defined in this sentence. Restricted Shares proposed to be registered and sold pursuant to an underwritten offering for the account of Holder shall be sold to the prospective underwriters, on the terms and subject to the conditions of one or more underwriting agreements negotiated between the holders of Restricted Shares to which such Registration Statement relates, the Company and the prospective underwriters. Any Holder who holds Restricted Shares being registered in any offering shall have the right to receive a copy of the form of underwriting agreement and shall have an opportunity to hold discussions with the lead underwriter of the terms of such underwriting agreement. The Company may withdraw any Registration Statement at any time before it becomes effective, or postpone or terminate the offering of securities, without obligation or liability to any Holder.

3.2                                Holdback Agreements; Suspension of Registration Statement.

(a)                                 Notwithstanding any other provision of this Section 3, Holder agrees that (if so required by the underwriters in an underwritten offering and provided that such condition is applicable equally to all Holders) it will not (and it shall be a condition to the rights of Holder under this Section 3 that Holder does not) offer for Public Sale any Restricted Shares during the thirty (30) days before and a period not to exceed ninety (90) days after the effective date of any Registration Statement filed by the Company in connection with any underwritten Public Sale of securities of the Company (except as part of such underwritten registration or as otherwise permitted by such underwriters); provided, however, that in each case, Holder shall not object to shortening such period if the underwriter agrees that shortening such period would not materially and adversely affect the success of the offering; and provided, further, that Holder shall not be released from such restrictions as provided in this Section 3.2(a) unless all Holders are similarly so released pro rata based upon the relative number of Restricted Shares owned by such Holders at such time.

(b)                                If, at any time when a registration statement effected pursuant to this Section 3 is effective and a Prospectus relating thereto is required to be delivered under the Securities Act, the Company becomes aware that such Prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, to the extent that the amendment or supplement to such Prospectus are necessary to correct such untrue statement of a material fact or omission to state a material fact would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, and, if applicable, the Company provides Holder written notice thereof promptly after the Company makes such determination (to the extent Holder is participating in such registration), Holder shall suspend sales of its Restricted Shares being registered pursuant to such registration statement and the Company shall not be required to comply with its obligations under this Section 3 until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) if applicable, ninety (90) days after Holder’s receipt of such written notice.

3.3                                Expenses. Except as otherwise required by state securities or blue sky laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company and Holder in connection with any registration under this Section 3 shall be borne by the Company, except that the following expenses shall be borne by the Holders incurring the same: (i) the costs and expenses of counsel to Holder to the extent Holder retains counsel; (ii) discounts, commissions, fees or similar compensation owing to underwriters, selling brokers, dealer managers or other industry professionals, to the extent relating to the distribution or sale of Holder’s Restricted Shares; and (iii) transfer taxes with respect to the Restricted Shares sold by Holder.

3.4                                Registration Procedures. In connection with any registration of Restricted Shares under the Securities Act pursuant to this Agreement, the Company will consult with each Holder whose Restricted Shares is to be included in any such registration concerning the form of underwriting agreement, shall provide to such Holder the form of underwriting agreement prior to the Company’s execution thereof and shall provide to such Holder and its representatives such other documents (including comments by the Commission on the Registration Statement) as such Holder shall reasonably request in connection with its participation in such registration. The Company will furnish each Holder whose Restricted Shares is registered thereunder and each underwriter, if any, with a copy of the Registration Statement and will supply each such Holder and each underwriter, if any, with copies of any Prospectus included therein (including a preliminary prospectus), in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration. The Company shall not, however, be required to maintain the Registration Statement effective or to supply copies of a Prospectus for a period beyond ninety (90) days after the effective date of such Registration Statement, or such longer period as is otherwise set forth herein or agreed to by the Company, and, at the end of such period, the Company may deregister any securities covered by such Registration Statement and not then sold or distributed. In the event that the Company prepares and files with the Commission a Registration Statement providing for the sale of Restricted Shares pursuant to its obligations under this Section 3, the Company will:

(a)                                 upon filing a Registration Statement or any Prospectus related thereto, furnish to the Holders whose Restricted Shares is covered by such Registration Statement and the underwriters, if any, copies of all such documents;

(b)                                cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and, comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

(c)                                 promptly notify the Holders and the managing underwriters, if any, and (if requested by any such Person or entity) confirm such advice in writing, (A) when any Prospectus has been filed, and, with respect to any Registration Statement, when the same has become effective, (B) of any request by the Commission or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Restricted Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement or a Prospectus containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)                                use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

(e)                                 if requested by the managing underwriters or an Holder, promptly incorporate into a Prospectus such information as the managing underwriters or the Holders holding a majority of the Restricted Shares being sold by Holders agree should be included therein relating to the sale of such Restricted Shares, including information with respect to the amount of Restricted Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Restricted Shares to be sold in such offering; and make all required filings of such Prospectus as soon as notified of the matters to be incorporated in such Prospectus;

(f)                                   furnish to such Holder and each managing underwriter at least one (1) signed copy of the Registration Statement (including, for the avoidance of doubt, all documents incorporated therein by reference and all exhibits (including those incorporated by reference));

(g)                                deliver to such Holders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) as such Persons may reasonably request;

(h)                                prior to any Public Sale of Restricted Shares, register or qualify or cause to be registered or qualified such Restricted Shares for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Restricted Shares covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(i)                                    cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Shares to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Restricted Shares to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Restricted Shares to the underwriters;

(j)                                    if any fact described in clause (E) of Section 3.4(c) exists, prepare a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or file any other required document so that, as thereafter delivered to the purchasers of the Restricted Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(k)                                 cause all Restricted Shares covered by the Registration Statement to be listed on each securities exchange or interdealer quotation system on which similar securities issued by the Company are then listed;

(l)                                    provide and cause to be maintained a transfer agent and registrar for all such Restricted Shares covered by such Registration Statement not later than the effective date of such Registration Statement;

(m)                              obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent auditors in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and to the Holders owning a majority of the Restricted Shares being registered in such offering, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder or underwriter;

(n)                                deliver promptly to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Restricted Shares covered by such Registration Statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(o)                                provide a CUSIP number for all Restricted Shares included in such Registration Statement, not later than the effective date of the applicable Registration Statement;

(p)                                enter into such agreements (including an underwriting agreement in form reasonably satisfactory to the Company) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Restricted Shares, and to the extent required by the underwriter, participate in a road show arranged by the underwriter with Holders holding a majority of the Restricted Shares included in such Registration Statement;

(q)                                make available for inspection by a representative of the Holders the Restricted Shares being sold pursuant to such Registration Statement, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, any pertinent corporate documents and properties of the Company reasonably requested by such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

(r)                                   otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and relevant state securities commissions, and make generally available to the Holders earning statements satisfying the provisions of Section 12(a) of the Securities Act no later than forty-five (45) days after the end of any twelve (12)-month period (or one-hundred twenty (120) days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Restricted Shares of such Holder is sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of a Registration Statement, which statements shall cover said twelve (12)-month periods; and

(s)                                 take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Restricted Shares, including using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective Holders in presentations, meetings, road shows and due diligence sessions.

3.5                                Conditions to Holder Rights; Indemnification by Holders. It shall be a condition to Holder’s rights hereunder to have Restricted Shares owned by it registered that:

(a)                                 Holder shall cooperate with the Company in all reasonable respects by supplying information and executing documents relating to Holder or the Restricted Shares owned by Holder in connection with such registration which are reasonably requested by the Company;

(b)                                Holder shall enter into such undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to ensure compliance with federal and state securities laws and the rules or other requirements of the Financial Industry Regulatory Authority or otherwise to effectuate the offering; and

(c)                                 Holder shall execute and deliver an agreement to indemnify and hold harmless the Company and each underwriter (as defined in the Securities Act), and each Person, if any, who controls such underwriter within the meaning of the Securities Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such underwriter or controlling Person may become subject under the Securities Act or otherwise, in such manner as is customary for registrations of the type then proposed and, in any event, comparable in scope to indemnities given by the Company in connection with such registration, but only with respect to information furnished by such Holder in writing and specifically for use in the Registration Statement or Prospectus in connection with such registration and with respect to such Holder’s failure to deliver Prospectuses as required under the Securities Act.

3.6                                Indemnification and Contribution.

(a)                                 In the event of any registration under the Securities Act of any Restricted Shares of Holder pursuant to this Section 3, the Company hereby covenants and agrees to indemnify and hold harmless Holder and its respective partners, directors, officers, employees, managers, members, agents, control persons (within the meaning of Section 15 of the Securities Act) and Permitted Assignees (collectively, “Indemnified Persons”) from and against any losses, claims, damages or liabilities, including reimbursement for legal and other expenses to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus contained therein (in the case of any Prospectus or preliminary prospectus, in light of the circumstances under which they were made), or arise out of or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus or preliminary prospectus, in light of the circumstances under which they were made); provided, however, that the Company shall not be liable to Holder (and the Indemnified Persons related to Holder) in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or Prospectus in reliance upon and in conformity with written information pertaining to Holder (and/or the Indemnified Persons related to Holder) and furnished to the Company by or on behalf of Holder (and/or the Indemnified Persons related to Holder) specifically for inclusion therein; provided, further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Person. The Company shall also indemnify underwriters in connection with a disposition of Restricted Shares by Holder, and such underwriters’ respective directors, officers and control persons (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders if requested by a majority of the Holders participating in the registration.

(b)                                In the event of any registration under the Securities Act of any Restricted Shares of Holder pursuant to this Article 3, Holder hereby covenants and agrees to indemnify and hold harmless the Company and its directors, officers, agents and control persons (within the meaning of Section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to Holder and furnished to the Company by or on behalf of Holder specifically for inclusion therein; and, subject to the immediately preceding limitation, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company, its directors, officers or any of its control persons (within the meaning of Section 15 of the Securities Act).

(c)                                 Promptly after receipt by an indemnified party under this Section 3.6 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.6, notify the indemnifying party of the commencement thereof; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 3.6(a) or (b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 3.6(a) or (b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 3.6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (x) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                The agreements contained in this Section 3.6 shall survive the sale of the Restricted Shares pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

(e)                                 In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article 3 is for any reason held to be unenforceable although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to herein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party (including, in each case, that of their respective officers, directors, employees and agents) on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 3.6(f), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The parties agree that it would not be just and equitable if contribution pursuant to this Section 3.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 3.6(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)                                   Notwithstanding the provisions of this Section 3.6, Holder shall not be required to pay (through contribution or indemnity) any amount in excess of the amount by which (A) the total price at which the Restricted Shares sold to the public by Holder and its Affiliates and Permitted Assignees exceeds (B) the amount of any damages which Holder and its Affiliates and Permitted Assignees have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

3.7                                Rule 144. The Company covenants that it will use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder. Upon the request of Holder, the Company will deliver to Holder a written statement as to whether it has complied with such requirements.

3.8                                Termination of Registration Rights. Holder’s entitlement to registration rights pursuant to this Section 3 shall expire as to any share of Restricted Shares upon (A) such Restricted Shares ceasing to be subject to this Agreement, (B) the sale of such Restricted Shares pursuant to an effective Registration Statement, (C) the sale of such Restricted Shares pursuant to Rule 144, or (D) the date upon which such Restricted Shares has been transferred to a Person who is not a Holder and in connection therewith, an unlegended stock certificate for such share has been issued and the sale of such share of Restricted Shares has been permitted absent registration under the Securities Act.

3.9                                Delay of Registration. Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

ARTICLE IV.

OTHER PROVISIONS

4.1                                Definitions. For purposes of this Agreement, the terms set forth below shall have the following meanings:

(a)                                 “Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b)                                “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

(c)                                 “Commission” means the United States Securities and Exchange Commission.

(d)                                “Committee” means the Board of Directors of the Company or a committee appointed by the Board to administer this Agreement.

(e)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations in effect thereunder.

(f)                                   “Investor” means each Investor party to the Stockholders Agreement.

(g)                                “JPMP Holder” means JPMP Wind Energy (Noble), LLC and any Permitted Transferee (as defined in the LLC Agreement).

(h)                                “JPMP Investor” means JPMP Wind Energy (Noble), LLC.

(i)                                    “Lockup Period Expiration Date” means the later of (i) one hundred eighty (180) days following the Effective Date and (ii) such lockup period expiration date as may be required by the underwriters in connection with the Qualified IPO.

(j)                                    “Person” includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

(k)                                 “Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Restricted Shares covered by such Registration Statement, and all other exhibits, amendments and supplements to the Prospectus, including, without limitation, post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(l)                                    “Public Sale” means a Transfer pursuant to (i) a bona fide public offering pursuant to an effective registration statement filed under the Securities Act or (ii) Rule 144.

(m)                              “Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Restricted Shares pursuant to the provisions herein, including, without limitation, the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(n)                                “Rule 144” means Rule 144, or any successor thereto, promulgated under the Securities Act (other than in a privately negotiated sale)

(o)                                “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder.

(p)                                “Series A Incentive Shares” means the Common Stock designated as Series A Incentive Shares on Exhibit A.

(q)                                “Series A Incentive Units” means the Units designated as Series A Incentive Units on Exhibit A.

(r)                                   “Series A Performance Shares” means the Common Stock designated as Series A Performance Shares on Exhibit A.

(s)                                 “Series A Performance Units” means the Units designated as Series A Performance Units on Exhibit A.

(t)                                   “Series B Incentive Shares” means the Common Stock designated as Series B Incentive Shares on Exhibit A.

(u)                                “Series B Incentive Units” means the Units designated as Series B Incentive Units on Exhibit A.

(v)                                “Series B Performance Shares” means the Common Stock designated as Series B Performance Shares on Exhibit A.

(w)                              “Series B Performance Units” means the Units designated as Series B Performance Units on Exhibit A.

(x)                                  “Stockholders Agreement” means that certain Stockholders Agreement, dated as of August 15, 2008 by and between the Company and the Investors party thereto.

(y)                                “Termination of Employment” means the time when the engagement of Holder as an employee of the Company or any of its subsidiaries is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding (a) terminations where there is simultaneous commencement by the former Holder of a relationship with the Company or one of its subsidiaries as an employee and (b) at the discretion of the Committee, terminations which result in a temporary severance of the service relationship. To the extent that the Holder is a trust or other entity related to an employee of the Company, then the references herein to the employment or termination of the Holder shall refer to such employee.

(z)                                  Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition or exchange, including any Transfer of a voting or economic interest in securities or other property; and “Transferring” or “Transferred” have correlative meanings.

Any term defined in the LLC Agreement shall be defined as set forth in the last version of the LLC Agreement whether or not the LLC Agreement remains in effect following the date of this Agreement.

4.2                                Covenants. Holder agrees to be bound by the terms of Exhibit C, which shall be part of this Agreement.

4.3                                Taxes. Holder shall be solely responsible for any tax consequences associated with the Restricted Shares and shall make appropriate arrangements for the payment to the Company (or its subsidiary, as applicable) of all amounts, if any, which the Company (or its subsidiary, as applicable) is required to withhold under applicable law with respect to the Restricted Shares. The Company may refuse to issue any Restricted Shares to Holder until Holder satisfies the tax withholding obligations. To the maximum extent permitted by law, the Company (or its subsidiary, as applicable) has the right to retain without notice from Restricted Shares transferable to Holder upon vesting or from compensation payable to Holder, shares of Common Stock or cash having a value sufficient to satisfy the tax withholding obligation in the event the tax withholding obligation is not satisfied by the Holder.

4.4                                Not a Contract of Employment. Nothing in this Agreement shall confer upon Holder any right to continue to serve as an employee or other service provider of the Company or any of its subsidiaries.

4.5                                Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.6                                Administration of the Agreement. The Committee shall have the authority, in its discretion, to construe and interpret the terms of this Agreement, to prescribe, amend and rescind rules and regulations relating to the Agreement and to make all other determinations deemed necessary or advisable for administering the Agreement. The Committee’s decisions and interpretations shall be final and binding on Holder and all other persons.

4.7                                Amendment, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee, provided, that, except as may otherwise be provided, directly or indirectly, in this Agreement, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Restricted Shares without the prior written consent of Holder.

4.8                                Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Holder to his address shown in the Company records, and to the Company at its principal executive office.

4.9                                Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

4.10                          Entire Agreement. This Agreement, together with the Stockholders Agreement, to the extent the Holder is a party to the Stockholders Agreement, and the exhibits constitute the entire agreement among the parties hereto pertaining to the subject matter of this Agreement and supersede all prior agreements and understandings pertaining thereto. Notwithstanding the foregoing, any other confidentiality agreement, non-solicitation/non-servicing agreement or any other type of restrictive covenant agreement that Holder has entered into prior to the date hereof or may enter into after the date hereof with Holder or any of its affiliates shall remain in full force and effect. No oral understandings, oral statements, oral promises or oral inducements between the parties hereto relating to this Agreement exist. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth in this Agreement, have been made by the parties hereto. The parties hereto agree that, effective as of the Effective Date, the LLC Agreement and the Members’ Agreement shall be terminated and of no further force or effect without any further action on the part of any party, and each party thereto hereby releases each other party thereto from all rights and obligations under the LLC Agreement and the Members’ Agreement effective as of the Effective Date.

4.11                          Execution. This Agreement may be executed in two or more counterparts, or by facsimile transmission, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

***

By his or her signature and the Company’s signature below, Holder agrees to be bound by the terms and conditions of this Agreement, including Exhibit C. Holder has reviewed the Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. If Holder is married, his or her spouse has signed the Consent of Spouse attached to this Agreement as Exhibit B.

NOBLE ENVIRONMENTAL POWER, LLC:		HOLDER:

By:		By:
Name:	Walter Q. Howard	Name:	INSERT NAME
Title:	President and Chief Executive Officer

Address:	8 Railroad Avenue, Suite 8	Address:
Essex, Connecticut 06426
Attention: General Counsel
Facsimile: 860-767-7198

EXHIBIT A
TO RESTRICTED STOCK AGREEMENT(1)

[NAME OF HOLDER]

Series A Units

Date of Original Issuance	Series A Incentive Units	Series A Incentive Shares	Series A Performance Units	Series A Performance Shares

Series B Units

Date of Original Issuance	Vesting Commencement Date	Series B Incentive Units	Series B Incentive Shares	Series B Performance Units	Series B Performance Shares

Vesting Schedule

Subject to the terms of the Restricted Stock Agreement, the Series B Incentive Shares and Series B Performance Shares (collectively, the “Series B Shares”) shall vest as follows:

•                 25% of the Series B Shares shall vest on the first anniversary of the Vesting Commencement Date;

•                 25% of the Series B Shares shall vest on the second anniversary of the Vesting Commencement Date;

•                 25% of the Series B Shares shall vest on the third anniversary of the Vesting Commencement Date; and

•                 25% of the Series B Shares shall vest on the fourth anniversary of the Vesting Commencement Date.

Holder Initials:

(1) The “Date of Original Issuance” for new purchases will be filled in after the purchase and the Common Stock amounts will be filled in following the Public Sale by the Company. The Vesting Commencement Date will be the Date of Original Issuance.

A-1

EXHIBIT B

TO RESTRICTED STOCK AGREEMENT

CONSENT OF SPOUSE

I,                                         , spouse of                               , have read and approve the foregoing Agreement. In consideration of issuing to my spouse the shares of the common stock of Noble Environmental Power, LLC set forth in the Restricted Stock Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Restricted Stock Agreement and agree to be bound by the provisions of the Restricted Stock Agreement insofar as I may have any rights in said Restricted Stock Agreement or any shares of the common stock of Noble Environmental Power, LLC issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Restricted Stock Agreement.

Dated: ,
Signature of Spouse

B-1

EXHIBIT C

TO RESTRICTED STOCK AGREEMENT

Holder agrees that he or she is bound by the provisions in this Exhibit C and that such provisions shall be part of the Restricted Stock Agreement. Terms not defined herein shall have the same meaning as set forth in the Restricted Stock Agreement.

1.1                                Confidential or Proprietary Information.

(a)                                  Except in connection with the faithful performance of the Holder’s duties as an employee of the Company or any of its subsidiaries or pursuant to Sections 1.1(c) or 1.1(d) of this Exhibit C, the Holder will not, at any time during the Holder’s employment with the Company or thereafter, directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for the Holder’s benefit, or for the benefit of any person, firm, corporation or other entity, any Confidential or Proprietary Information of or relating to the Company or any entity that directly or indirectly controls, is controlled by or is under common control with the Company (along with the Company, the “Company Group;” references to the Company Group contained in this Exhibit C shall refer both to each member of the Company Group and the Company Group as a whole), nor shall the Holder deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such Confidential or Proprietary Information. For purposes of this Exhibit C, “Confidential or Proprietary Information” includes, without limitation: all trade secrets, intellectual property in the form of patents, trademarks and copyrights and applications therefor, ideas, inventions, works, discoveries, improvements, information, documents, formulae, practices, processes, methods, developments, source code, modifications, technology, techniques, data, programs, other know-how or materials, owned, developed or possessed by the Company Group, whether in tangible or intangible form, information with respect to the Company Group’s operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, prospects and compensation paid to employees or other terms of employment. The parties hereby stipulate and agree that as between them the foregoing matters are important and material Confidential or Proprietary Information, which affect the successful conduct of the businesses of the Company Group (and any successor or assignee of the Company Group).

(b)                                 Upon the Holder’s Termination of Employment, whether at the instance of the Holder or the Company and for whatever reason, the Holder will promptly deliver to the Company all correspondence, records, drawings, manuals, letters, notes, notebooks, computers, cell phones, reports, programs, data, audio or videotapes (or other information contained on any digital information medium), plans, proposals, financial documents, or any other documents or materials containing Confidential or Proprietary Information, information otherwise owned by the Company Group, or information concerning the customers, business plans, marketing strategies, products or processes of the Company Group. The Holder shall also return any materials or information received in connection with the Holder’s employment with the Company Group from clients, prospects or vendors of the Company Group.

(c)                                  The Holder may respond to a lawful and valid subpoena or other legal process; provided, however, that the Holder shall give the Company the earliest possible notice thereof, and shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought. The Holder shall assist such counsel at the Company’s expense in resisting or otherwise responding to such subpoena or process.

(d)                                 Nothing in this Exhibit C shall prohibit the Holder from (i) disclosing information and documents when required by law, subpoena or court order (subject to the requirements of Section 1.1(c) of this Exhibit C), (ii) disclosing information that has been or is hereafter made public through no act or omission of the Holder in violation of this Exhibit C or any other confidentiality obligation or duty owed to the Company Group and through no act or omission of any other person which, to the knowledge of the Holder, has any legally binding confidentiality obligation or duty to the Company Group; (iii) disclosing information and documents to the Holder’s attorney or tax adviser for the purpose of securing legal or tax advice, (iv) disclosing the post-employment restrictions in this Exhibit C in confidence to any potential new employer, or (v) retaining, at any time, the Holder’s personal correspondence, personal rolodex and documents related to the Holder’s own personal benefits, entitlements and obligations.

1.2                        Inventions. All rights to discoveries, inventions, documents, improvements and innovations (including all data and records pertaining thereto) related to the business of the Company, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that the E Holder may discover, invent, improve, modify or originate during the Holder’s employment, either alone or with others and whether or not during working hours or by the use of the facilities of the Company Group (“Inventions”), shall be the exclusive property of the Company Group. The Holder shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem reasonably necessary to protect or perfect the rights of the Company Group therein, and shall assist the Company Group, upon reasonable request and at the Company’s expense, in obtaining, defending and enforcing the Company Group’s rights. The Holder hereby appoints the Company as the Holder’s attorney-in-fact to execute on the Holder’s behalf any assignments or other documents reasonably deemed necessary by the Company to protect or perfect the Company Group’s rights to any Inventions.

1.3                                Non-Competition and Non-Solicitation.

(a)                                  While the Holder is employed by the Company or any of its subsidiaries and for the period beginning on the date of Holder’s Termination of Employment for any reason and ending six (6) months later, the Holder shall not directly or indirectly, individually or on behalf of any other person or entity, manage, participate in, work for, consult with, render services for, or take an interest in (as an owner, stockholder, partner or lender) any Competitor in an area of business in which Competitor directly competes or seeks to directly compete with the Company Group.

(b)                                 For purposes of this Exhibit C, “Competitor” means any business, company or individual which is in the business, or is actively seeking to be in the business, of developing, constructing, managing, owning or operating wind energy projects in: (i) Connecticut; (ii) Maine; (iii) Michigan; (iv) New Hampshire; (v) New York; (vi) Texas; (vii) Vermont; (viii) Wyoming; or (ix) any other state in the United States in which the Company Group operates, or has been developing, wind energy projects within the twelve (12) months preceding the Holder’s termination of employment.

(c)                                  While the Holder is employed by the Company Group and for a period of six (6) months following the Holder’s termination of employment for whatever reason, the Holder shall not directly or indirectly, individually or on behalf of any other person or entity:

•                 divert or attempt to divert from the Company Group any business with any customer, partner or other person with which the Company Group had any business contact or association while the Holder was employed by the Company;

•                 induce or attempt to induce any customer, partner or other person with which the Company Group had any business contact or association to reduce or refrain from doing business with the Company Group;

•                 induce or attempt to induce, or cause, other than by means of any general solicitation by advertisement or otherwise, any employee or consultant of the Company Group to terminate his or her employment or relationship with the Company Group; or

•                 recruit or hire, other than by means of any general solicitation by advertisement or otherwise, any person who was an employee or consultant of the Company Group after his or her employment or relationship with the Company Group has terminated; provided that in no event shall this clause prohibit the Holder from engaging the services of well-established accounting, legal, consulting or financial services firms.

1.4                                Non-Disparagement. The Holder agrees, while Holder is employed by the Company and thereafter, to refrain from disparaging the Company Group, including any of their services, technologies or practices, or any of their directors, officers, agents, employees,  former employees, representatives or stockholders, either orally or in writing; provided, however, that nothing in the foregoing shall preclude the Holder from making truthful statements that are required by applicable law, regulation or legal process. The Company agrees, while the Holder is employed by the Company and thereafter, to refrain from disparaging the Holder; provided, that the Company’s agreement to this non-disparagement clause shall be limited to official statements issued by the Company as an organization and statements of officers of the Company and members of the Board of Managers of the Company (or similar governing body of the Company); provided, further, that nothing in the foregoing shall preclude the Company, its officers or members of the Board of Managers of the Company (or similar governing body of the Company) from making truthful statements that are required by applicable law, regulation or legal process.

1.5                                Injunctive Relief. The Holder acknowledges that a breach of the covenants contained in this Exhibit C will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Holder agrees that in the event of a breach of any of the covenants contained in this Exhibit C, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

1.6                                Other Agreements. The provisions in this Exhibit C are in addition to, and will in no way limit the application of, any other covenant, restriction, undertaking, representation or warranty made by or in respect of the Holder to the Company in any other agreement.